UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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salesforce.com, inc.

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Salesforce

Supplemental Proxy Materials

May 2016

NYSE: CRM

San Francisco, CA

A Complete Platform for Customer Success


Salesforce
Success Services
Customer Success Managers
Ignite / Program Architects
Success
Community
~2 million members
MVPs / Events / Community
Success
Ecosystem
SI's / ISV's
AppExchange
Customer Success
Services
Customer Success
Platform
Complete CRM
Sales
Service
Apps
IoT
Marketing
Analytics
Community
Developer Success
Platform
Build and Customize Apps
Force.com
Lightning
Heroku Enterprise
AppExchange
Trailhead
Shield
Wave
Thunder
Multitenant Cloud

Salesforce is a leading provider of enterprise cloud computing solutions, with a focus on customer relationship management.

Our mission is to help our customers transform themselves into "customer companies" by empowering them to connect with their customers in entirely new ways.

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Sustained Growth Strategy Drives Stockholder Value

Top and bottom line excellence has …and significant long-term total delivered sustained growth… stockholder returns

$6,667M

150%

Salesforce

$5,374M 125% +111%

100%

$4,071M Nasdaq

Computer

75%

+76%

$3,050M

50% S&P 500 Index

+51%

$2,267M $0.75

$0.52 25%

$0.34 $0.41 $0.35

-$0.02 -$0.07

0%

-$0.48 -$0.39 -$0.42

-25%

FY12 FY13 FY14 FY15 FY16 FY12 FY13 FY14 FY15 FY16

1

Revenue Diluted Non-GAAP EPS Diluted GAAP EPS Five-Year Comparison of Cumulative Total Return

1Non-GAAP EPS is a non-GAAP financial measure. Please see the Appendix for an explanation of which items are excluded from our Non-GAAP financial measures, and why we believe these measures can be useful, as well as a reconciliation of non-GAAP financial measures to the most comparable GAAP measures. 3

Significant Stockholder Outreach and Responsiveness

Following the 2015 Annual Meeting we engaged with stockholders representing more than 50% of our outstanding shares and received feedback that factored in the decision-making of our Compensation Committee and full Board.

What We Heard What We Did

Concerns regarding quantum of CEO pay

Increase portion of performance-based compensation

Maintain challenging and rigorous performance metrics

Continue to ensure incentives are aligned with stockholder interests Improve compensation disclosure within the proxy Implement stockholder right to proxy access

Importance of Board refreshment and diversity

Decreased total CEO compensation by 16% in fiscal 2016

Froze CEO salary from fiscal 2016 to fiscal 2017 (i.e. the first fiscal year for which salaries were set after receiving this feedback) Introduced performance-based RSUs to our CEO compensation, which comprised

64% of the value of our CEO’s FY 2016 long-term (equity) compensation and 52% of the CEO’s overall FY 2016 compensation

Continued to set rigorous performance targets for our fiscal 2016 Cash Bonus

Plan, which exceeded both guidance and prior year’s target and actual results

Introduced performance-based RSUs for our CEO, as set forth above Increased share ownership requirements for the Board and executives

Provided additional clarity and transparency within the proxy on compensation matters

Amended bylaws to provide for proxy access right (holders of 3% of our shares for three years may nominate greater of two directors or 20% of Board in annual proxy materials; 20 stockholder aggregation limit) Appointed two highly qualified directors to the Board during the last 16 months, increasing percentage of diverse directors from 18% before these appointments to

33% after these appointments

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Compensation Program Framework

Philosophy and Objectives

Attract and retain the right talent to lead our Company in a dynamic, innovative and extremely competitive environment Align our executive compensation program with the interests of our stockholders by linking a significant portion of compensation to the performance of our common stock and other metrics of Company performance

Pay Component FY 2016 Metric Rationale

Performance-Based Restricted

Relative TSR

Stock Units (for our CEO) To align executives’ interests directly with those of our stockholders by incentivizing long term creation of

Stock Options Stock Price stockholder value

Restricted Stock Units Stock Price

Revenue1 To influence executive performance in achieving Annual Performance-Based certain annual corporate performance goals that

Operating Cash Flow1

Cash Bonus further our strategy and that are used by investors to

-GAAP Income 1

Non from Operations evaluate our financial performance

Base Salary To attract, motivate and retain all employees

1 For purposes of the Kokua Bonus Plan: “Revenue” is defined as our GAAP revenues, as may be adjusted for certain acquisitions, “Operating Cash Flow” is defined as our GAAP operating cash flow, “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets, and in fiscal 2016, excluding a non-cash, one-time net gain associated with the termination of an office lease), as adjusted for certain acquisitions and,for fiscal 2016, not including the impact of amounts in excess of reserved amounts payable under the Kokua Bonus Plan. “Non-GAAP Income from Operations” is a non-GAAP financial measure. Please see the Appendix for an explanation of which items are excluded from our Non-GAAP financial measures, and why we believe these measures can be useful, as well as a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.

CEO Compensation Plan Informed by Stockholder Feedback

FY 2015 FY 2016

Security Expense Base Salary Security Expense Base Salary

3% 4% 4% 5% Annual Bonus

7%

Annual Bonus 10%

16% Reduction in

Total Compensation PRSUs

52%

Options

29%

Options Shift to PRSUs

86%

91%+ At-Risk Comp FY15 and FY16

$33.4 Million $39.9 Million Total Compensation Total Compensation

FY 2015 and FY 2016 Annual Incentive Components

Performance-Based Cash Bonus: Three equally weighted

financial measures to incentivize achievement of annual

corporate performance goals:

1/3 Revenue1

1/3 Operating Cash Flow1

1/3 Non-GAAP Income from Operations1

1	See definition on slide 5.

FY 2016 Long-Term Incentive Components

versus the NASDAQ 100 over three-year performance period Stock Options: Increase in market price of common stock during the period that the option is outstanding

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Performance-Based restricted Stock Units: Relative TSR

Rigorous Performance Targets

Annual Incentive Plan

Performance Fiscal 2016 Fiscal 2016 Target

Metric1 Target ($M) Performance ($M) Achieved?

Revenue $6,551 $6,667 Exceeded by 1.8%

Operating Cash Flow $1,435 $1,613 Exceeded by 12.4%

Non-GAAP Income

from Operations $811 $ 849 Exceeded by 4.7%

Introduced Performance-Based RSUs in Fiscal 2016

PRSU Characteristics

Relative TSR performance metric

Target earned above median, at 60th percentile

Payout capped at 200% of target and maximum only earned at 99th percentile TSR

No payout if performance below 30th percentile No payout above target if absolute TSR is negative Payout is skewed: each percentile of performance above target increases payout less than the amount it is decreased if performance is below target

Operating Ca Non-GAAP Income

Revenue ($M)

Flow ($M) from Operations ($M)

2016 Target

$6,475— $1,432—

2016 Guidance2 N/A $6,520 $1,444 2015 Target $5,407 $1,135 $605

2015 Actual $5,374 $1,174 $574

1See definition on slide 5. 2As of February 2015.

Percentile Payout if TSR ? 0 Payout if TSR < 0

99th 200% 100% 90th 177% 100% 80th 151% 100% 70th 126% 100% 60th 100% 100% 50th 67% 67% 40th 33% 33% 30th 0% 0%

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Diverse Board and Proactive Refreshment Practices

Tenure



17%
50%
33%

<6 years
6-12 years
>12 years

Board Independence



17%
83%

Independent
Non-Independent

Diversity



33%
67%

Diverse
Non-Diverse

Average board tenure (years): 7

New directors in the past three years: 6

New Independent Director Effective May 2016



Neelie Kroes
Former European Commissioner

- Extensive background in cross-border technology, competition and data security
- European professional experience and knowledge
- Government experience
- Public company board experience

Diverse and Dynamic Range of Experience

Marketing, Branding	√ √ √ √
Sales Distribution	√ √ √ √ √
Public Company Board	√ √ √ √ √ √ √ √ √ √ √
International	√ √ √ √ √ √ √
Technology Infrastructure	√ √ √
Diversity	√ √ √ √
Entrepreneurship, VC	√ √ √ √ √ √ √
Public Company CEO/Exec	√ √ √ √ √ √ √
Finance, Accounting	√ √ √ √
Software Industry	√ √ √ √ √ √
Government	√ √ √
Law	√

Compensation and Governance Practices

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation.

What We Do

Actively engage in year-round dialogue with our stockholders to incorporate feedback into our compensation programs Significant portion of compensation for Named Executive Officers is in the form of at-risk compensation Provide appropriate mix of fixed and variable pay Stringent stock ownership requirements for executives and directors Annual advisory vote on executive compensation Compensation Committee composed entirely of independent directors Regular reviews of executive compensation and peer group data Maintain a compensation clawback policy Use an independent compensation consultant

What We Don’t Do

No individual Supplemental Executive Retirement Plans No stock option repricing No hedging or pledging of our securities No tax gross-ups upon a change of control

Appendix

Non-GAAP Financial Measures

This ? presentation includes information about non-GAAP earnings per share and non-GAAP Income from Operations (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles, and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The ? primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on the company’s operating performance. While strategic decisions, such as those related to the issuance of equity awards (resulting in stock-based compensation), mergers and acquisitions, real estate activity or the issuance of debt securities, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations prepared on a GAAP basis, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, management believes that supplementing our GAAP disclosure with disclosure of certain non-GAAP financial measures that exclude items not directly related to performance in any particular period can provide management and investors with a more complete view of the company’s operational performance.

Non ? -GAAP earnings per share for the periods presented excludes the impact of the following items, when applicable: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, and termination of office leases, as well as income tax adjustments. Non-GAAP Income from Operations for the period presented excludes the impact of the following items: stock-based compensation and amortization of acquisition-related intangibles, and, for purposes of the Kokua Bonus Plan, also excludes the impact of amounts payable under the Kokua Bonus Plan. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

For ? further discussion of our fiscal year ended January 31, 2016, including more information about our non-GAAP financial measures and a reconciliation of our non-GAAP results to our GAAP results, see our Form 10-K filed with the SEC on March 7, 2016.

GAAP to Non-GAAP Financial Reconciliation

Fiscal Year Ended

January 31,

2016 2015 2014 2013 2012

Non-GAAP diluted earnings per share $ (0 .07) $ (0 .42) $ (0 .39) $ (0 .48) $ (0 .02)

GAAP diluted loss per share (a)

Plus:

Am ortization of purchased intangibles 0 .23 0 .24 0 .23 0 .15 0 .12

Am ortization of acquired lease intangibles 0 .01 ————

Stock-based expenses 0 .88 0 .87 0 .79 0 .64 0 .40

Am ortization of debt discount, net 0 .04 0 .06 0 .07 0 .04 0 .02

Loss on conversion of debt 0 .00 0 .02 ———

One-tim e tax item s —————

Less:

Operating Lease term ination resulting from purchase of 50 Frem ont, net (0 .05) ————

Gain on sales of land and building im provem ents (0 .03) (0 .02) ———

Incom e tax effect of Non -GAAP adjustm ents (0 .26) (0 .23) (0 .35) 0 .06 (0 .18)

Non -GAAP dilited earnings per share $ 0 .75 $ 0 .52 $ 0 .35 $ 0 .41 $ 0 .34

Shares used in com puting diluted net incom e per share 676,830 651,534 635,688 596,280 569,180

(a) Reported GAAP loss per share was calculated using the basic share count . Non -GAAP diluted earnings per share was calculated using the diluted share count .

GAAP to Non-GAAP Financial Reconciliation

(in thousands)	Fiscal Year Ended January 31, 2016	2015
Non-GAAP income from operations		
GAAP income (loss) from operations	$ 114,923	$ (145,633)
Plus:		
Amortization of purchased intangibles	158,070	154,973
Stock-based expenses	593,628	564,765
Less:		
Operating lease termination resulting from purchase of 50 Fremont	(36,617)	-
Non-GAAP operating profit (b)	$ 830,004	$ 574,105

(b) For purposes of the Kokua Bonus Plan: "Revenue" is defined as our GAAP revenues, as may be adjusted for certain acquisitions, "Operating Cash Flow" is defined as our GAAP operating cash flow, "Non-GAAP Income from Operations" is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets, and in fiscal 2016, excluding a non-cash, one-time net gain associated with the termination of an office lease), as adjusted for certain acquisitions and, for fiscal 2016, not including the impact of amounts in excess of reserved amounts payable under the Kokua Bonus Plan.

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